EXHIBITS TO BE FILED

Exhibits:


              H-1   -      GPU Capitalization and Capitalization  Ratios as at
                           December 31, 1999, actual and pro forma.

              J     -      Schedule of MYR revenues by business activity.

              L     -      List of  Electric  Utilities  Engaged  in  Electrical
                           Construction  or  Contracting or Similar Businesses.